UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                 AMENDMENT NO. 1

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 26, 2011
                                                           ------------


                          RED MOUNTAIN RESOURCES, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

           Florida                  000-164968                   27-1739487
           -------                  ----------                 --------------
 (State or Other Jurisdiction       (Commission                (IRS Employer
       of Incorporation)            File Number)            Identification No.)

      2515 McKinney Avenue, Suite 900, Dallas, Texas               75201
      ----------------------------------------------               -----
         (Address of Principal Executive Offices)                (Zip Code)

                                 (214) 871-0400
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

                                Explanatory Note

This amendment to the Report on Form 8-K filed with the SEC on June 28, 2011 (the "Current Report") of Red Mountain Resources, Inc. ("Red Mountain") is being filed to include required financial statements and other financial information of Black Rock Capital, Inc. (formerly Black Rock Capital, LLC) ("Black Rock") in connection with the acquisition by Red Mountain of Black Rock that occurred on June 22, 2011. The other information previously included in the Current Report is incorporated herein by reference.

The historical financial statements being included in this amendment to the Current Report are for:

o Black Rock as of May 31, 2011 and for the year then ended; and

o Properties Acquired From MSB Energy, Inc. on June 1, 2010 and October 1, 2010 as of May 31, 2010 and for the year then ended.

Since Red Mountain was a publicly traded shell company and Black Rock was an operating company, the merger transaction was treated as a recapitalization of Black Rock and the historical financial statements of Black Rock superseded and became those of Red Mountain. Since the financial statements for Black Rock for the full year ended May 31, 2011 were not available when the original Current Report was filed on June 28, 2011, Red Mountain is filing this amendment to provide the full-year financial statements as of and for the year ended May 31, 2011.

Black Rock did not have any operations prior to June 2010. However, it acquired all of its oil and gas working and net revenue interests from MSB Energy, Inc. (a Debtor-In-Possession in Chapter 11 Bankruptcy) ("MSB Energy") on June 1, 2010 and October 1, 2010 (the "Properties").

In order to meet the predecessor business reporting requirements of the SEC, financial statements needed to be provided for the Properties for the year preceding the June 1, 2010 acquisition by Black Rock. These acquired Properties only represented a portion of MSB Energy's oil and gas working and net revenue interests.

The financial statements of the Properties have been prepared in accordance with U.S. generally accepted accounting principles on a "carve-out" basis of certain historical financial information related to the Properties from the books and records of MSB Energy. These carve-out procedures require that historical results of operations, assets and liabilities attributable to the Properties, in addition to revenues and expenses related to, or incurred on behalf of, the Properties, be included or allocated to the Properties as if they were a stand-alone entity.

The accompanying financial statements of the Properties may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the Properties operated as a separate entity during all of the periods presented. These statements are not comparable to Black Rock so no comparisons have been provided.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

BLACK ROCK'S RESULTS OF OPERATIONS FOR THE YEAR ENDED MAY 31, 2011

During the year ended May 31, 2011, Black Rock recognized revenues of $3,711,815 from oil and gas sales from its oil and gas producing properties in Duval and Zapata Counties in Texas. During the year ended May 31, 2011, Black Rock recorded oil and gas sales on 900,332 MCFE (98.7% Gas; 20:1 Conversion Rate) at an average price of $4.12 MCF.

Black Rock incurred operational expenses in connection with its oil and gas activities of $1,832,956, during year ended May 31, 2011.

Production taxes for the period were $160,634 and leasehold operating expenses were $165,180. During year ended May 31, 2011, Black Rock recorded depletion expense of $977,274 in connection with the properties. Other operational expenses connected to Black Rock's oil and gas activities included gas transportation and marketing charges of $236,476 and general and administrative expenses of $293,392.

As a result, during the year ended May 31, 2011, Black Rock realized operating income of $1,878,859.

During the year ended May 31, 2011, Black Rock realized net income of $1,642,293.

LIQUIDITY AND CAPITAL RESOURCES

At May 31, 2011, Black Rock had total current assets of $662,141, consisting of $120,860 in cash and cash equivalents, $536,190 in trade accounts receivable and $5,000 in other current assets. At May 31, 2011, Black Rock had total current liabilities of $11,023,962, consisting of $487,558 in accounts payable, $3,079 in accounts payable related parties, $126,874 in accrued expenses, a $600,000 stock issuance liability, $2,003,594 line of credit, $2,052,857 in notes payable and $5,750,000 to Red Mountain. As a result, at May 31, 2011, Black Rock had a working capital deficit of $10,361,821.

During the year ended May 31, 2011, Black Rock received $1,716,067 from its operational activities. Net income of $1,642,293 was adjusted of non-cash items of $977,274 in depletion expenses, a $9,319 non-cash interest expense related to asset retirement obligations, a $42,857 non-cash interest expenses related to notes payable and a non-cash direct repayment of the line of credit and note payable from proceeds of oil and gas sales of $556,563.

During the year ended May 31, 2011, Black Rock used in excess of $8,400,000 to acquire and further develop oil and gas working interests and used $2,009,105 in its financing activities. The statement of cash flows only reflects $3,604,445 used in investing activities since a significant portion of funds for the oil and gas working interests were advanced directly from Black Rock's lender to MSB Energy, Inc. for the purchase price of the assets.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

o Black Rock Capital, LLC, financial statements of May 31, 2011 and for the year then ended;

o Properties Acquired from MSB Energy, Inc. on June 1, 2010 and October 1, 2011, financial statements as of May 31, 2010 and for the year then ended

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)



                          INDEX TO FINANCIAL STATEMENTS




                                                                    Page
                                                              --------------

Report of Independent Registered Public Accounting Firm                  F-2

Balance Sheet                                                            F-3

Statement of Operations                                                  F-4

Statement of Changes in Members' Equity                                  F-5

Statement of Cash Flows                                                  F-6

Notes to Financial Statements                                            F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholder
Black Rock Capital, Inc.

We have audited the accompanying balance sheets of Black Rock Capital, Inc.(formerly Black Rock Capital, LLC) as of May 31, 2011, and the related statements of operations, members' equity and comprehensive income, and cash flows for the year then ended. Black Rock Capital, LLC's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Rock Capital, Inc. as of May 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


L J Soldinger Associates LLC

Deer Park, Illinois

September 22, 2011

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                                  Balance Sheet
                                  May 31, 2011


                                     ASSETS

Current assets
Cash and cash equivalents                                               120,860
Accounts receivable - trade                                             536,190
Other current assets                                                      5,001
                                                                   ------------

Total current assets                                                    662,051
                                                                   ------------

Oil and gas properties                                                9,532,190
Less: Accumulated depletion                                            (977,274)
                                                                   ------------
Oil and gas properties, net of accumulated depletion                  8,554,916
                                                                   ------------

Investment in Cross Border Resources, Inc.                            6,042,869
Due from related party                                                   25,090
Other assets                                                             10,805
                                                                   ------------
Total investment and other assets                                     6,078,764
                                                                   ------------
Total assets                                                         15,295,731
                                                                   ============

                         LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable                                                        487,558
Accounts payable - related party                                          3,079
Accrued expenses                                                        126,874
Stock issuance liability                                                600,000
Line of credit                                                        2,003,594
Notes payable                                                         2,052,857
Notes payable - Red Mountain Resources, Inc.                          5,750,000
                                                                   ------------
              Total current liabilities                              11,023,962
                                                                   ------------
Asset retirement obligation                                             239,536
                                                                   ------------

Total liabilities                                                    11,263,498

Members' equity                                                       4,032,233
                                                                   ------------
Total liabilities and members' equity                              $ 15,295,731
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                             Statement of Operations
                             Year Ended May 31, 2011


Revenues
Oil and gas sales                                                  $  3,711,815
                                                                   ------------

Operating expenses

Production taxes                                                        160,634
Leasehold operating expenses                                            165,180
Gas transportation and marketing charge                                 236,476
Depletion                                                               977,274
General and administrative                                              293,392
                                                                   ------------
Total operating expenses                                              1,832,956
                                                                   ------------
Operating income                                                      1,878,859
                                                                   ------------
Other income (expense)

Interest income                                                              91
Interest expense                                                       (236,657)
                                                                   ------------
Total other income (expense)                                           (236,566)
                                                                   ------------
Net income                                                         $  1,642,293
                                                                   ============
Pro forma information (unaudited)
Net income                                                         $  1,642,293
Pro forma tax provision                                                (560,000)
                                                                   ------------
Pro forma net income                                               $  1,082,293
                                                                   ============
Pro forma basic and diluted earnings per share                     $       0.04
                                                                   ============
Pro forma basic and diluted weighted average
  common shares outstanding                                          27,000,000
                                                                   ============


   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                     Statement of Changes in Members' Equity
                             Year Ended May 31, 2011



                                                                   Accumulated Other         Total
                                                   Members'          Comprehensive          Members'
                                                   Equity               Income              Equity
                                              -----------------    -----------------   -----------------
Members' equity, beginning of year            $             133    $              --   $             133
                                              -----------------    -----------------   -----------------
Net income                                            1,642,293                   --           1,642,293

Other Comprehensive income - unrealized
Gain on Cross Border Resources, Inc.
 investment                                                  --            2,838,608           2,838,608
                                                                                       -----------------
Comprehensive income                                                                           4,480,901

Distributions to member                                (448,801)                  --            (448,801)
                                              -----------------    -----------------   -----------------
Members' equity, end of year                  $       1,193,625    $       2,838,608   $       4,032,233
                                              =================    =================   =================




              The accompanying notes are an integral part of these financial statements.


                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                             Statement of Cash Flows
                             Year Ended May 31, 2011


Cash flows from operating activities

Net income                                                    $       1,642,293
Adjustments to reconcile net income to cash used in operations

Depletion                                                               977,274
Non-cash interest expense related to asset retirement
  obligation                                                              9,319

Non-cash interest expense relating to notes payable                      42,857
Non-cash direct repayment of line of credit and note payable
  from proceeds of oil and gas sales paid directly to bank             (556,563)

Changes in assets and liabilities

Increase in accounts receivable                                        (536,190)
Increase in other assets                                                (40,896)
Increase in accounts payable                                             48,020
Increase in accounts payable - related party                              3,079
Increase in accrued expenses                                            126,874
                                                                    -----------
Net cash provided by operations                                       1,716,067
                                                                    -----------

Cash flows used in investing activities

Investment in developed oil and gas properties                         (400,184)
Investment in Cross Border Resources Inc.                            (3,204,261)
                                                                    -----------
Cash used in investing activities                                    (3,604,445)
                                                                    -----------
Cash flows provided by (used) in financing activities

Proceeds from notes payable and lines of credit                       2,693,892
Proceeds from notes payable - Red Mountain Resources, Inc.            1,240,913
Repayment of notes payable                                           (1,476,899)
Distribution to member                                                 (448,801)
                                                                    -----------
Cash provided by financing activities                                 2,009,105
                                                                    -----------
Increase in cash and cash equivalents                                   120,727

Cash and cash equivalents, at inception of operations                       133
                                                                    -----------
Cash and cash equivalents, end of period                            $   120,860
                                                                    ===========

Supplemental cash flow disclosures:


Non-cash investing and financial transactions:

Financing of acquisition of developed oil and gas properties        $ 8,462,251
Asset retirement obligation at inception included in oil and
  gas properties                                                        230,217
Debt discount recorded for stock issuable to note holders              (600,000)
Oil and gas properties included in accounts payable
                                                                        439,538
Cash paid for:

Interest expense                                                    $   178,606


   The accompanying notes are an integral part of these financial statements.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


NOTE 1. DESCRIPTION OF BUSINESS

Black Rock Capital, LLC, an Arkansas limited liability company formed on October 28, 2005 and based in Little Rock, Arkansas. From inception through May 2010, Black Rock Capital, LLC had no operations. In June 2011, Black Rock Capital, LLC filed Articles of Conversion with the Secretary of State for the State of Arkansas to convert Black Rock Capital, LLC into a corporation. The conversion became effective July 1, 2011 and accordingly Black Rock Capital, LLC was converted to Black Rock Capital, Inc. As a result of the conversion, all the membership interest holders of Black Rock Capital, LLC became shareholders of Black Rock Capital, Inc. ("we," "us" or the "Company"). The Company has adopted a fiscal year end of May 31.

The Company is engaged in the business of investing in oil and gas producing properties in Duval and Zapata Counties in Texas and Lea County, in New Mexico. The Company is a passive investor and does not operate these properties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business

Use of Estimates

The preparation of the Company's financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses and estimates related to the valuation of our investment in the Cross Border Resources, Inc. warrants. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates.

The Company's revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company's financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

At May 31, 2011 we estimated the value of the warrants related to our investment in the Cross Border Resources Inc units warrant using level 2 inputs. Future events or changes in the assumptions used to estimate the fair value of the warrants could significantly change its fair value.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than 90 days to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company generates accounts receivable from the sale of its hydrocarbons. The Company provides for a reserve against receivables for estimated losses that may result from a customer's inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon historical write-off percentages, known problem accounts, and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. As of May 31, 2011 there was no reserve established as all amounts were deemed collectible.

Investments

The Company carries its investments in equity securities at fair value, based on quoted market prices when available. Security transactions are recorded on a trade date basis. Realized gains and losses are determined by the specific identification method and are included in income. Unrealized gains and losses on securities available-for-sale are reported as a component of accumulated other comprehensive income.

Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date. Equity securities are classified as "available-for-sale." At May 31, 2011, the Company had no trading securities or investments in debt securities that it plans to hold to maturity.

Oil and Gas Properties

The Company accounts for oil and gas properties and interests under the full cost method. Under the full cost method, all acquisition, exploration and development costs, including certain directly related employee costs incurred for the purpose of finding oil and gas, are capitalized and accumulated in pools on a country-by-country basis. Since the Company only operates in the United States we only have one pool. Capitalized costs include the cost of drilling and

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


equipping productive wells, including the estimated costs of dismantling and abandoning these assets, dry hole costs, lease acquisition costs, seismic and other geological and geophysical costs, delay rentals and costs related to such activities. Employee costs not directly associated with finding oil and gas and all other costs associated with production and other operating activities and general corporate activities are expensed in the period incurred.

Where proved reserves are established, capitalized costs are limited using the ceiling test. The ceiling test is calculated as the sum of the present value of future net cash flows related to estimated production of proved reserves, using an average of the price received on the first day of each month during the current period, discounted at 10%, and takes into account expected future costs to develop proved reserves, and operating expenses and income taxes (see Income Taxes below). Under the ceiling test, if the capitalized cost of the full cost pool exceeds the ceiling limitation, the excess is charged as an impairment expense. The Company performed an impairment test as of the acquisition date of each property and as of May 31, 2011 and found no impairment was necessary.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

The Company utilizes a single cost center for depletion as we only have operations in the United States. Any conveyances of properties are treated as adjustments to the cost of oil and gas properties, with no gain or loss recognized unless the operations are suspended in the entire cost center or the conveyance is significant in nature.

The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, is amortized to the full cost pool over an average holding period.

In countries where the existence of proved reserves has not yet been determined, leasehold costs, seismic costs and other costs incurred during the exploration phase remain capitalized in unproved property cost centers until proved reserves have been established or until exploration activities cease or impairment and a reduction in value occurs. If exploration activities result in the establishment of a proved reserve base, amounts in the unproved property cost center are reclassified as proved properties and become subject to depreciation, depletion and amortization and the application of the ceiling test. If exploration efforts in a country are unsuccessful in establishing proved reserves, it may be determined that the value of exploratory costs incurred there have been permanently diminished in part or in whole. Therefore, based on the impairment evaluation and future exploration plans, the unproved property cost centers related to the area of interest could be impaired, and accumulated costs charged against earnings.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


As of May 31, 2011 and for the period then ended, the Company operated only in the United States and had only proved property.


Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. Federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of May 31, 2011, the Company has not taken any uncertain tax positions.

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax.

Based on this, the Company has not recorded any current or deferred income taxes for the period ended May 31, 2011.

Pro Forma Financial Information

As discussed in Note 1, Black Rock Capital, LLC was originally organized in the form of a Limited Liability Company. Immediately prior to closing of the Merger (see Note 8), its capital structure was changed to that of a corporation. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Black Rock Capital, LLC members. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma information on the face of the income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the commencement of operations on June 1, 2010 and was therefore subject to income taxes. This

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


presentation reflects the Company generating current deferred tax liability for earnings during the period presented and having the common shares outstanding that were given as consideration for the merger.

Asset Retirement Obligations

The Company provides for future asset retirement obligations on its resource properties and facilities based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized to the full cost pool as an asset retirement cost that is amortized over the units of production from the asset base. The obligation is accreted through interest expense until it is settled. The fair value of the obligation is estimated by discounting expected future cash outflows to settle the asset retirement obligations using a credit-adjusted risk-free interest rate. The Company recognizes revisions to either the timing or the amount of the original estimate of undiscounted cash outflows as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

  Average gross cost to remediate individual well sites       $75,000 - 100,000
  Average gross salvage value expected from individual well
    sites remediated                                          $ 15,000 - 25,000
  Expected inflation rate for oil field service costs                4.50%
  Credit adjusted risk-free interest rate                            7.25%

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

  Beginning balance at inception                              $              --
  Liabilities incurred                                                  230,217
  Liabilities settled                                                        --
  Accretion expense                                                       9,319
                                                              -----------------
  Balance at May 31, 2011                                     $         239,536
                                                              =================


Accretion expense is recorded as interest expense in the financial statements.

Concentrations

Upon acquisition of its oil and gas field interests, the Company also became party to joint operating agreements ("JOA's") that define the rights and responsibilities between the third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain well production, commence and complete drilling operations and also to maintain undeveloped acreage. The Company is thus dependent upon the third party operator to remit payment for its share of the proceeds from the sale of hydrocarbons produced, and to adequately maintain and develop the individual fields. As of May 31, 2011, one operator, ConocoPhillips, Inc., controlled approximately 95% of the Company's revenues and approximately 79% of direct operating expenses.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


Concentrations of Market Risk

The future results of the Company's oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

The Company operates in the exploration, development and production sector of the oil and gas industry. The Company's receivables include amounts due from purchasers of its oil and natural gas production and amounts due from joint venture partners for their respective portions of operating expenses and exploration and development costs. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil or natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company's results of operations over the long-term. Trade receivables are generally not collateralized.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ("exit price"). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


                    Fair Value         Level 1         Level 2          Level 3
Investment in
  Cross Border       6,042,869        4,806,369       1,236,500              --
Resources, Inc.
Asset retirement
  obligation           239,539               --              --         239,536


Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, receivables, payables, and a notes payable and line of credit. The carrying amounts of cash and cash equivalents, receivables, payables and short-term debt approximate fair value due to the highly liquid or short-term nature of these instruments. The Company does not have any instruments that are measured at fair value on a recurring basis.

Recent Accounting Pronouncements

Reserve Estimation

In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC's final rule, Modernization of the Oil and Gas Reporting Requirements (the "Final Rule"). The Final Rule was issued on December 31, 2008. The Final Rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate the relative value of oil and natural gas companies.

In January 2010, the FASB issued ASU 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements" ("ASU 2010-06"). ASU 2010-06 includes new disclosure requirements related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales, issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company's financial statements.

In December 2010, the FASB issued an accounting standard update 2010-29 that addresses the disclosure of supplementary pro forma information for business combinations. This update clarifies that when public entities are required to disclose pro forma information for business combinations that occurred in the current reporting period, the pro forma information should be presented as if the business combination occurred as of the beginning of the previous fiscal year when comparative financial statements are presented. This update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company expects the adoption of this standard will not have a material effect on its results of operation or its financial position.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


Subsequent Change in Accounting Policy

Post-merger, the company will retroactively adopt as of June 1, 2011 the successful efforts method of accounting for accounting for its oil and gas properties and interests. The successful efforts method of accounting adheres to traditional cost basis. Property acquisition costs, whether the property is proved or unproved is capitalized as incurred. For other costs incurred under this method, a direct relationship between the costs incurred and specific reserves discovered is required before costs are permitted to be capitalized. Under the successful efforts method, costs that cannot be directly related to discovery of specific oil and gas reserves are expensed. The use of successful efforts method is preferred, but not required by US GAAP.

NOTE 3. OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of May 31, 2011:

     Proved   properties                                      $       9,532,190
     Unproved properties                                                     --
                                                              -----------------
                                                              $       9,532,190
     Accumulated depletion                                             (977,274)
                                                              -----------------
                                                              $       8,554,916
                                                              =================


In May 2010, the Company entered into an agreement to purchase two separate oil and gas fields out of the bankruptcy estate of MSB Energy, Inc. and which became effective as of June 1, 2010. Those fields are located in Zapata County and Duval County, Texas. In October 2010, the Company entered into an agreement to purchase two separate oil and gas fields located in Zapata County, Texas, also out of the bankruptcy estate of MSB Energy, Inc., which became effective on October 1, 2010.

In March, 2011, the Company entered into an agreement to acquire two oil and gas leases located in Lea County, New Mexico which became effective on May 31, 2011.

Villareal - Zapata County, Texas
--------------------------------
This field consists of approximately 1,099.78 gross acres (154.01 acres net to the working interest). The purchase price of this property was approximately $3,100,000, and included a prepaid drilling credit from the well operator of approximately $680,000. At acquisition, there were eight producing wells on this property. The Company acquired the approximate 13.942% working interest and 10.46% net revenue interest in seven of the producing wells and remaining leasehold. The Company also acquired approximately 15.65% working interest and 11.74% net revenue interest in one producing well. During the period ended May 31, 2011 the Company elected to participate in all of the drilling operations commenced by the operator of the property, ConocoPhillips. Those drilling operations included capital expenditures on three wells plus drilling three new wells. Total development costs incurred by the Company during the period ended May 31 2011, which includes usage of the prepaid drilling costs acquired for these wells, were approximately $1,874,000.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


Frost Bank - Duval County, Texas
--------------------------------
This field consists of approximately 998.3 gross acres (319 acres net to the working interest). The purchase price of this property was approximately $200,000. At acquisition there were five producing wells. The Company acquired an approximate 31.968% working and 23.976% net revenue interest in the well production. No drilling activity occurred during the period ended May 31, 2011.

Resendez and LaDuquesa - Zapata County, Texas
---------------------------------------------
These fields consist of approximately 2,496 gross acres (914 acres net to the working interests). The purchase price of this property was approximately $36,000. At acquisition there were two producing and two shut in wells. The Company acquired an approximate 23.125% and 50.007% working interest in Resendez and LaDuquesa, respectively, and 17.34% and 37.56% net revenue interest in the well production for Resendez and LaDuquesa, respectively. No drilling activity occurred during the period ended May 31, 2011.

Madera Prospect - Lea County, New Mexico
----------------------------------------
These fields consist of approximately 1,926 gross acres (1,153 net to the working interests). The purchase price of this property was approximately $4,774,000, including approximately $27,000 in acquisition related costs. At acquisition, the two leases comprise two producing wells and one shut in well. The Company acquired a 100% working interest and a net 75% net revenue interest in one producing well , a 55.50% working interest and a 41.62% net revenue interest in the second producing well and a 41.38% working interest and a 31.04% net revenue interest in the shut in well. On April 29, 2011 the Company issued a promissory note to Red Mountain Resources, Inc. in return for borrowing approximately $4,900,000 to close this lease acquisition. The promissory note was due and payable in full on May 31, 2011 and the note was subsequently extended to June 22, 2011, the date of the merger with Red Mountain Resources, Inc. The note is secured by a mortgage on all of the assets in the purchase agreement.

The Company recorded $977,274 for depletion expense for the year ended May 31, 2011.

NOTE 4. INVESTMENT IN CROSS BORDER RESOURCES, INC.

On May 23, 2011, the Company entered into a securities purchase agreement with Cross Border Resources, Inc. ("Cross Border") that granted the Company the right to purchase 2,136,164 units in an offering by Cross Border. Each unit included 1 share of the common stock of Cross Border and one warrant to acquire an additional share of Cross Border. The purchase price of the unit offering was $3,204,261. The warrants have an exercise price of $2.25 per share. The warrants are for a five year term and become exercisable on the six month anniversary of the issuance date. As of May 31, 2011, the fair value of the units of Cross Border increased by approximately $2,800,000. The Company valued the warrants as of May 31, 2011 at $1,234,500 using the Black-Scholes Merton valuation model. In determining this valuation, the Company used a volatility rate of 27.5%, a risk free interest rate of 1.68%, an estimated life of 4.5 years and a dividend rate of zero. Changes in the fair value of the investment between time of purchase and May 31, 2011 are recorded as unrealized gains and reflected in other comprehensive income.

NOTE 5. LINE OF CREDIT

In June 2010, the Company entered into a 3 year line of credit with First State Bank of Lonoke, Arkansas ("FSB"). The line has a maximum draw amount of approximately $3,475,000, and is secured by a first security lien against the Villareal property (see Note 3). The line bears interest at the bank's reference rate plus 275 basis points, which as of May 31, 2011 was 6.039% in total. The line is payable on demand, however if no demand is made, principal payments of

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


$1 million and $1.1 million are required after the first and second years, respectively, and the loan is due in full at maturity. In addition to a security interest in the Villareal Property, the principal member of the Company and another individual who is a related party have personally guaranteed the line of credit. In addition, the related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional collateral.

In June 2010 the Company borrowed approximately $3,400,000 to fund the purchase price of the Villareal property plus make its first capital call on the property. The Company borrowed an additional $351,000 in November 2010 to fund additional capital calls. As of May 31, 2011, the outstanding balance of the line of Credit was $2,003,594 and the Company was in compliance with the covenants related to the loan.

NOTE 6. NOTES PAYABLE

As of May 31, 2011, the Company had the following notes outstanding:

First State Bank of Lonoke, $200,060 Secured Promissory Note
issued June 15, 2010; interest rate at 6% per annum, due June
15, 2011. The note is secured by a first security lien against the Frost Bank property (see Note 3). In addition to a
security interest in the Frost Bank Property, the principal
member of the Company and another individual who is a related party have personally guaranteed the note. In addition, the
related party has also provided a mortgage in favor of FSB on certain property owned by the related party as additional
collateral. The remaining balance was repaid subsequent to May
31, 2011.                                                            $   10,000

Robert Hersov, $150,000 Promissory Note issued March 4, 2011;
interest rate at 3.25% per annum, due the earlier of July 31,
2011 or the closing of the acquisition of the Company by Red
Mountain Resources, Inc. The Company is currently negotiating
an extension to this note.                                              150,000

William F. Miller III, $250,000 Promissory Note issued May 24,
2011; interest rate at 10% per annum, due the earlier of
September 30, 2011 or after the closing of the merger between the Company by Red Mountain Resources, Inc. and an additional equity raise of $2,500,000. In addition, the holder is to
receive 50,000 shares of Red Mountain Resources common stock
(see Note 7). The Company is currently negotiating an
extension to the note.                                                  250,000

Michael J. Garnick, $700,000 Promissory Note issued May 24,
2011; interest rate at 10% per annum, due the earlier of
September 30, 2011 or after the closing of the merger between the Company by Red Mountain Resources, Inc. and an additional equity raise of $2,500,000. In addition, the holder is to
receive 175,000 shares of Red Mountain Resources common stock
(see Note 7). The Company is currently negotiating an
extension to the note                                                   700,000

Bel-Cal Properties, $1,500,000 Promissory Note issued May 24,
2011; interest rate at 10% per annum, due the earlier of
September 30, 2011 or after the closing of the merger between the Company by Red Mountain Resources, Inc. and an additional equity raise of $2,500,000. In addition, the holder is to
receive 375,000 shares of Red Mountain Resources common stock
(see Note 7). The Company is currently negotiating an
extension to the note                                                 1,500,000

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


Red Mountain Resources,  Inc., $4,900,000  non-interest
bearing Secured Commercial Promissory Note issued April 29,
2011, due May 30, 2011.                                               4,900,000

Red Mountain  Resources,  Inc.,  $850,000  non-interest
bearing  Commercial  Promissory Note issued May 24, 2011,
due June 15, 2011.                                                      850,000
                                                                     ----------
                                                                      8,360,000

     Less: unamortized discount         .                              (557,143)
                                                                     ----------

                        Total notes payable                          $7,802,857
                                                                     ==========

No interest was imputed on the loans from Red Mountain Resources, Inc. since prior to issuance of these financial statements the merger was consummated and this amount was immaterial.

NOTE 7.  STOCK ISSUANCE LIABILITY

The three promissory notes totaling $2,450,000 issued on May 24, 2011 (see Note
6) contained provisions that required the Company to deliver to the note holders 600,000 shares of Red Mountain Resources, Inc. common stock as an inducement to the note holders to make the loans. The Company recorded a liability in the amount of $600,000 as the Company had yet to consummate its merger with Red Mountain Resources, Inc. The Company has treated the amount as a debt discount, and is amortizing the amount over the life of the loans. As of May 31, 2011, approximately $42,000 had been amortized as interest expense. The Company believes that $1.00 per share represents the fair value per share of the common stock of Red Mountain Resources, Inc. as at issuance of the promissory notes, Red Mountain Resources, Inc. was engaged in an offering of its securities at $1.00 per share and had raised in excess of $5 million at that price. Upon consummation of the merger in June 2011 (see Note 11) the liability was planned to be extinguished.

NOTE 8. RELATED PARTY TRANSACTIONS

Stone Street Operating Company, LLC ("Stone Street") is related to the Company by common ownership and management. Stone Street is the operator for the Frost Bank, Resendez and LaDuquesa properties.

At May 31, 2011, the amount due to Stone Street totaled $3,059 which remains unpaid after the end of the period by the Company. In addition, during the year, the Company funded a $25,000 one year certificate of deposit with a bank in Texas in order for Stone Street to secure an additional letter of credit for the benefit of the Railroad Commission of Texas in regards to obligations for the Resendez, La Duquesa and Frost Bank wells. Subsequent to funding, the Company assigned the certificate of deposit to Stone Street. The certificate of deposit is expected to be liquidated in the near future and the proceeds returned to the Company as the operating responsibilities of Stone Street in regards to the properties is in the process of being transferred to a wholly owned subsidiary of Red Mountain Resources, Inc.

As of May 31, 2011, the following summarizes the transactions between Stone Street and the Company in regards to the operations of the properties:

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


     Revenues
     Oil and gas sales                                               $  182,919

     Operating expenses
     Production taxes                                                    11,336
     Leasehold operating expenses                                        92,247
     Gas marketing charge                                                19,954
                                                                     ----------
     Total expenses                                                     123,537
                                                                     ----------
     Net proceeds                                                    $   59,382
                                                                     ==========

NOTE 9. MEMBERS' EQUITY

In June 2010, the original three members of the Company assigned all of their membership interests to two new members. During the year ended May 31, 2011, the Company paid distributions totaling $448,801 to one of its members.

NOTE 10. COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

As noted elsewhere, the Company is a passive working and net revenue interest owner in the oil and gas industry. As such, the Company only just prior to year end acquired its own insurance coverage over its interests in the properties. Prior to this, the Company had relied on the third party operators for its properties to maintain insurance to cover its operations.

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


There can be no assurance that insurance will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained and those held by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company's practice has been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current drilling operations are conducted on properties acquired from third parties. Our existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, we believe that we have satisfactory title to our producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements. The Company is currently working with its third party operator (see Note 5) for the Frost Bank property to update the division order for between the interest owners.

Potential Loss of Oil and Gas Interests / Cash Calls

The Company has agreed to be bound by the existing JOA's with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, it might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future Authorization For Expenditures ("AFE") invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

NOTE 11. SUBSEQUENT EVENTS

On March 22, 2011, the Company entered an agreement to be acquired by Red Mountain Resources, Inc. ("Red Mountain") a publicly traded shell company. The agreement provided for Red Mountain to issue 27,000,000 shares of common stock in exchange for all of the then outstanding common stock of the Company. On June 22, 2011, the transaction was completed and the reverse recapitalization with Red Mountain was completed. Red Mountain's $850,000 non-interest bearing Commercial Promissory Note issued May 24, 2011, due June 15, 2011 was extinguished upon completion of the transaction. As part of the transaction Red Mountain guaranteed a loan of $2,500,000 from the First State Bank of Lonoke which was re-executed in the name of the Company. The First State Bank of Lonoke also had the following requirements: (i) Alan Barksdale, the Company's sole officer, director and shareholder, must be the only officer as President of the Company and Chief Executive Officer of Red Mountain during the term of the loan;
(ii) the Company's 1,000 common shares (100%) shall be pledged as collateral for the loan by Red Mountain to First State Bank of Lonoke; (iii) the Company's assets shall remain held in the name of the Company during the term of the loan;
(iv) Red Mountain and the Company were to jointly sign a new Note to the First

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


State Bank of Lonoke to acquire the loan to Bamco Gas, LLC, in receivership, in the amount of approximately $2,681,201.37, which is currently in technical default, and the First State Bank of Lonoke would assign the Note to the Company. with any collateral pledges; and (v) the shareholders of the Company pledge two million common shares of Red Mountain to secure the Black Rock loan and the acquisition of the Note for Bamco Gas, LLC to the First State Bank of Lonoke.

On June 16, 2011, the Company filed Articles of Conversion with the Secretary of State for the State of Arkansas to convert the Company into a corporation. The conversion became effective as of July 1, 2011.

On July 8, 2011, the Company entered into an agreement, effective as of July 1, 2011, that governed the relationship between the Company and certain other parties with respect to oil and gas leases in the Permian Basin covering approximately 1,255 gross acres (1,029 net acres) that the Company acquired an 82% ownership interest in. Pursuant to the agreement, on July 25, 2011, the Company acquired the remaining 18% ownership interest in the land from such other parties. The total acquisition cost of the combined 1,255 gross/net acres was $439,222 or $350 per acre.

On August 8, 2011, Red Mountain entered into an employment agreement with John
T. Hanley pursuant to which Mr. Hanley will serve as Red Mountain's Executive Vice President and Director of Finance. The agreement provides for Mr. Hanley to receive a base salary of $13,750 per month and expires on December 31, 2011.

On August 16, 2011, Red Mountain also acquired a 100% working interest in the "Martin Lease" in exchange for 320,000 shares of Red Mountain's common stock and a 100% working interest with a 75% net revenue interest in the "Shafter Lake Lease" for $250,000 and 250,000 shares of Red Mountain's common stock. The Martin Lease is 320 gross/net acres located in Andrews County, Texas. The Martin Lease is held by production and is for all rights 5,000 feet and below the surface of the land. The target horizons associated with the Martin Lease are the Clearfork and Wichita Albany formations. The Shafter Lake Lease is approximately 185 gross/net acres located in Andrews County, Texas. The Shafter Lake Lease is held by production and is for all rights from surface to 4,250 feet below the surface of the land. The target horizons associated with the Shafter Lake Lease are the Grayburg and San Andrus formations.

On August 16, 2011, Red Mountain entered into a stock purchase and sale agreement pursuant to which Red Mountain acquired 218,535 shares of common stock of Cross Border Resources, Inc. from a third party in exchange for the issuance of 273,169 shares of Red Mountain's common stock.

On August 30, 2011, the Board of Directors of Red Mountain approved the dismissal of L J Soldinger Associates LLC and the engagement of Hein & Associates LLP as the principal accountant to audit Red Mountain's financial statements.

Beginning in March 2011, Red Mountain commenced a private placement of its shares of common stock at an offering price of $1.00 per share. As of September 22, 2011, Red Mountain has sold an aggregate of 12,055,000 shares of its common stock raising gross proceeds of $12,055,000.

In July 2011, the Company issued unsecured promissory notes in the principal amount of $850,000 to RMS Advisors, Inc. and TSS Investment, Inc., each an unaffiliated lender. In July and August 2011, the Company repaid the amounts due under the notes held by RMS Advisors, Inc. and TSS Investment, Inc. and such notes were retired. The Company also repaid a portion of the amounts owed under the promissory notes held by Michael J. Garnick, Bel-Cal Properties and William
F. Miller, III. As of September 22, 2011, an aggregate of $1,150,000 remained

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


outstanding to these three lenders, and separately $150,000 remained unpaid to Robert Hersov. The Company is currently negotiating an extension to these notes.

The Company evaluated events and transactions subsequent to May 31, 2011 and determined there were no significant further events to report through September 22, 2011, the date the Company issued these financial statements.

NOTE 12. SUPPLEMENTAL OIL AND GAS DISCLOSURE (unaudited)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES (unaudited)

Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible - from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations - prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at May 31, 2011.

Net proved Developed and Undeveloped Reserves - (In millions of cubic feet "MMCF") of natural gas and (thousands of barrels "Mbbl") of oil:

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


                                                  Natural Gas          Oil
                                                  -----------      ------------
                                                  (unaudited)       (unaudited)

     June 1, 2010                                          --                --
     Purchase of properties                             9,443               844
     Revisions of previous estimates                       --                --
     Extension, discoveries, other estimates            1,902                --
     Production                                          (895)               --
     Disposition of properties                             --                --
                                                  -----------      ------------
     May 31, 2011                                      10,450               844
                                                  ===========      ============

Net proved oil and gas reserves consisted of the following at May 31, 2011:


                                                  Natural Gas          Oil
                                                    Volumes           Volumes
                                                      MMCF             Mbbl
                                                  -----------      ------------
                                                  (unaudited)       (unaudited)

     Proved developed producing                         4,479                 2
     Proved undeveloped                                 5,971               842
                                                  -----------      ------------
     Total proven                                      10,450               844
                                                  ===========      ============


Results of operations for oil and gas producing activities for May 31, 2011

     Year ended May 31, 2011                                        (unaudited)

     Revenue                                                       $  3,711,815
     Operating expenses (lifting costs)                                 325,814
     Depletion                                                          977,274
     Impairment of oil and gas properties                                    --
                                                                   ------------
     Operating income                                                 2,408,727

     Income tax provision                                                    --
                                                                   ------------
     Results of operations for oil and gas properties              $  2,408,727

Cost incurred for oil and gas property acquisition, exploration and development activities

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


                                                                    (unaudited)
     Property acquisition
     Unproved                                                      $         --
     Proved (1)                                                       7,573,614
     Exploration                                                             --
     Development (1)                                                  1,958,576
                                                                   ------------
     Total costs incurred                                          $  9,532,190
                                                                   ============

(1) The Company has included the prepaid drilling costs acquired in the purchase of the Villareal property (see Note 3) of approximately $680,000 as part of development costs incurred.

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

     May 31, 2011                                                   (unaudited)

     Proved                                                        $  9,532,190
     Unproved                                                                --
                                                                   ------------
     Total capitalized costs                                       $  9,532,190

     Accumulated depletion                                              977,274
                                                                   ------------
     Net capitalized costs                                         $  8,554,916
                                                                   ============

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES - (unaudited)

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company's engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses has been computed by applying period-end statutory tax rates to aggregate future pre-tax

                            BLACK ROCK CAPITAL, INC.
                       (FORMERLY BLACK ROCK CAPITAL, LLC)
                          Notes to Financial Statements


net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

                                                                    May 31,
                                                                     2011
                                                                 ------------
                                                                 (in thousands)
                                                                  (unaudited)

     Future cash inflows                                         $    121,327
     Less related future:
         Production costs                                              20,087
         Development costs                                             20,733
                                                                 ------------
     Future net cash flows before income taxes                         80,507
     Future income taxes                                                   --

     Future net cash flows                                             80,507
     10% annual discount for estimating timing of cash flows          (45,076)
                                                                 ------------
     Standardized measure of discounted future net cash flows    $     35,431
                                                                 ============

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

                                                                    May 31,
                                                                     2011
                                                                 ------------
                                                                 (in thousands)
                                                                  (unaudited)


     Net changes in sales and transfer prices and in
       production (lifting) costs related to future production   $         --
     Changes in estimated future development costs                         --
     Sales and transfers of oil and gas produced during
       the period                                                      (3,712)
     Net change due to extensions, discoveries and improved
       recovery                                                            --
     Net change due to purchases and sales of minerals in place        41,093
     Net change due to revisions in quantity estimates                     --
     Previously estimated development costs incurred during
       the period                                                      (1,959)

     Accretion of discount                                                  9
     Other - unspecified                                                   --
     Net change in income taxes                                            --
                                                                 ------------
     Aggregate change in the standardized measure of
       discounted net cash flows for the year                    $     35,431
                                                                 ============

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                                  May 31, 2010

                              Financial Statements

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010



                                Table of Contents


                                                                         Page
                                                                      ----------
Report of Independent Registered Public Accounting Firm                  F-1

Balance Sheet                                                            F-2

Statement of Income                                                      F-3

Statement of Cash Flows                                                  F-4

Statement of Net Investment                                              F-5

Notes to Financial Statements                                            F-6

             Report of Independent Registered Public Accounting Firm




To the Members
Black Rock Capital, LLC
(acquirer of Properties Acquired From MSB Energy, Inc.
 on June 1, 2010 and October 1, 2010)
Little Rock, Arkansas


We have audited the accompanying carve-out balance sheet of Properties Acquired From MSB Energy, Inc. on June 1, 2010 and October 1, 2010 (see footnotes 1 and
3) as of May 31, 2010 and the related carve-out statements of income, net investment, and cash flows for the year then ended. Black Rock Capital, LLC's management, as the acquirer of the Properties (see footnotes 1 and 3) and the preparer of these financial statements, is responsible for these carve-out financial statements. Our responsibility is to express an opinion on these carve-out financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the carve-out financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall carve-out financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Properties Acquired From MSB Energy, Inc. on June 1, 2010 and October 1, 2010 (see footnotes 1 and
3) as of May 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ L J Soldinger Associates, LLC


Deer Park, Illinois

May 20, 2011

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010


                                  Balance Sheet
                                  May 31, 2010



                                     ASSETS

Current assets
    Accounts receivable                                         $   38,426
                                                           ------------------

Property and equipment
    Oil and gas properties                                       6,734,792
    Accumulated depletion                                       (4,168,956)
                                                           ------------------
Net property and equipment                                       2,565,836
                                                           ------------------

                Total assets                                   $ 2,604,262
                                                           ==================


                       LIABILITIES AND INVESTMENT DEFICIT

Current liabilities
    Accounts payable                                            $  278,176
    Bank debt                                                    6,147,735
    Accrued interest                                               445,710
                                                           ------------------
                Total current liabilities                        6,871,621
                                                           ------------------

Long-term liabilities
    Deferred income taxes                                            7,690
    Asset retirement obligations                                   138,472
                                                           ------------------
                Total long-term liabilities                        146,612
                                                           ------------------

Net investment deficit
    Accumulated deficit                                         (4,413,971)
                                                           ------------------

                Total liabilities and investment deficit       $ 2,604,262
                                                           ==================



   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                               Statement of Income
                         For the Year Ended May 31, 2010


Revenue
    Oil and gas revenue                                           $ 1,472,581
                                                              ------------------
Costs and expenses
    Depreciation, depletion and amortization                          232,220
    Gas transportation                                                105,096
    General and administrative expense                                290,940
    Lease operating expense                                           194,438
    Production and ad valorem taxes                                   144,058
                                                              ------------------
Total costs and expenses                                              966,752
                                                              ------------------

Income from operations                                                505,829
Interest expense                                                     (455,071)
                                                              ------------------
Income before income taxes                                             50,758

Income taxes                                                           (7,690)
                                                              ------------------

Net income                                                        $    43,068
                                                              ==================

Pro forma information - unaudited
    Basic and diluted earnings per share                            $    0.00
    Basic and diluted weighted proposed average common
    stock outstanding                                              27,000,000





   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                             Statement of Cash Flows
                         For the Year Ended May 31, 2010




Cash flows from operating activities
    Net income                                                  $     43,068
    Adjustments to reconcile net income to net cash provided
       by operating activities
       Depreciation, depletion and amortization                      232,220
       Accretion                                                       9,361
       Accounts receivable from third party operators offset
         against capital call payments due                        (1,063,644)
       Changes in operating assets and liabilities
           Accounts receivable                                       135,000
           Accounts payable                                           65,840
           Accrued interest                                          445,710
           Deferred income taxes                                       7,690

                                                              ------------------
Net cash provided by operating activities                           (124,755)
                                                              ------------------
Net decrease in cash                                                (124,755)

Cash - beginning of year                                             124,755
                                                              ------------------
Cash - end of year                                               $         -
                                                              ==================

No amounts were paid during the year for interest or income taxes





   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010

                     Statement of Changes in Net Investment
                             Year Ended May 31, 2010



Net investment deficit, beginning of year                        $ (4,457,039)

Net income                                                             43,068
                                                             -------------------

Net investment deficit, end of year                              $ (4,413,971)
                                                             ===================











   The accompanying notes are an integral part of these financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 1 - NATURE OF THE OPERATION AND FORM OF PRESENTATION

As more fully described in a Form 8-K filed on March 31, 2011 with the Securities and Exchange Commission ("SEC"), Red Mountain Resources, Inc., a public shell company, entered an agreement to acquire Black Rock Capital, LLC. Black Rock Capital, LLC for the nine months ended February 28, 2011 acquired all of its oil and gas working and net revenue interests from MSB Energy, Inc. (Debtor-In-Possession) on June 1, 2010 and October 1, 2010 (the "Properties" or the "Company"). These acquired Properties only represented a portion of MSB Energy, Inc. (Debtor-In-Possession) oil and gas working and net revenue interests. Prior to June 1, 2010 these Properties were not operated as a stand-alone enterprise but rather as an integral part of MSB Energy, Inc. (Debtor-In-Possession). The Properties acquired on October 1, 2010 by Black Rock Capital, LLC from MSB Energy, Inc. (Debtor-In-Possession) represented only approximately one percent of the total value of all Properties acquired by Black Rock Capital, LLC from MSB Energy, Inc. (Debtor-In-Possession).

These financial statements were prepared to meet the predecessor business reporting requirements of the SEC and present the financial statements of the Properties as of and for the year ended May 31, 2010 in accordance with the method described below.

These financial statements of the Properties have been prepared in accordance with U.S. GAAP on a "carve-out" basis of certain historical financial information related to the Properties from the books and records of the MSB Energy, Inc. (Debtor-In-Possession). These carve-out procedures require that historical results of operations, assets and liabilities attributable to the Properties, in addition to revenues and expenses related to, or incurred on behalf of the Properties, be included or allocated to the Properties as if they were a stand-alone entity.

MSB Energy, Inc. (Debtor-In-Possession) provided certain corporate functions on behalf of the Properties and costs associated with these functions were allocated to the Properties. These functions included executive management, oil and gas property management, information technology, tax, insurance, accounting, legal and treasury services, including costs associated with the operation of MSB Energy, Inc. (Debtor-In-Possession) under the supervision of the U.S. Bankruptcy Court. The costs of such services were allocated to the Properties based on the most relevant allocation method to the service provided, primarily based on the relative number of wells in the fields sold to Black Rock Capital, LLC to the total number of wells operated or otherwise owned by MSB Energy, Inc. (Debtor-In-Possession). Management believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Properties been operating as an independent company for all of the periods presented. The charges for these functions are included primarily in general and administrative expenses. Any future general and administration expenses may not necessarily correlate to, nor reflect directly or indirectly, the cost relationships herein.

To the extent that an asset, liability, revenue or expense is directly associated with the Properties, it is reflected in the accompanying financial statements.

Accordingly, the accompanying financial statements of the Properties may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the Properties operated as a separate entity during all of the periods presented.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 1 - NATURE OF THE OPERATION AND FORM OF PRESENTATION (Continued)

MSB Energy, Inc. (Debtor-In-Possession) was under the supervision of the U.S. Bankruptcy Court during the period presented in these financial statements. Because the financial statements represent the operations and assets and liabilities of the Properties which were subsequently sold to Black Rock Capital, LLC, prior to the winding up of the MSB Energy, Inc. (Debtor-In-Possession), these financial statements were prepared on a going concern basis and not a liquidation basis. The going concern basis contemplates the realization of assets and satisfaction of liabilities in the ordinary course. No adjustment has been made to these financial statements for any actions taken by the Bankruptcy Court subsequent to May 31, 2010 relating to the resolution of assets, liabilities, revenues and expenses not acquired by Black Rock Capital, LLC.

MSB Energy, Inc. (Debtor-In-Possession) was engaged primarily in the acquisition, development, production and exploration for, and the sale of oil, gas and natural gas liquids. MSB Energy, Inc. (Debtor-In-Possession) had originally purchased certain working and net revenue interest in oil and gas fields from Reichmann Petroleum Corporation on May 31, 2008. MSB Energy, Inc., a debtor in possession, was the successor to the original MSB Energy, Inc. which filed for protection on June 2, 2009 under Chapter 11 in the United States Bankruptcy Court for the Eastern District of Texas, case #09-3668. Effective June 1, 2010 and October 1, 2010, subsequent to the balance sheet date, Black Rock Capital, LLC ("BRC") purchased the working and net revenue interest for the Properties as more fully described in Note 3 from an auction held by the trustees for the benefit of certain senior lienholders. Subsequent to its original bankruptcy filing, the MSB Energy, Inc. (Debtor-In-Possession) was transferred to Chapter 7 and subsequent to May 31, 2010, the remaining assets and liabilities were auctioned off and MSB Energy, Inc. (Debtor-In-Possession) was liquidated.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs and to estimates relating to certain oil and natural gas revenues and expenses. Certain of these estimates require assumptions regarding future commodity prices, future costs and expenses and future production rates. Actual results could differ from those estimates. The Company's revenue and profitability are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company's control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

Cash equivalents and cash flows

For purposes of the statement of cash flows, cash includes demand deposits, time deposits and short-term liquid investments, such as certificates of deposit with an original maturity of three months or less when purchased. There were no cash or cash equivalents allocated to the entity at May 31, 2010. For statement of cash flow purposes, the cash flows will represent cash received in connection with the working interest of the projects described in Note 3, cash paid in connection with the working interest and allocated expenses and a portion of any debtor-in-possession financing raised to the extent related to the working interest.

Accounts receivable and doubtful accounts

The Company extends credit to its customers in the ordinary course of business. These receivables are unsecured and generally are due within 30 days. The Company reviews customer accounts on a periodic basis and records a reserve for specific amounts that management feels may not be collected. Amounts will be written off at the point when collection attempts on the accounts have been exhausted. Management uses significant judgment in estimating uncollectible amounts. In estimating uncollectible amounts, management considers factors such as current overall economic conditions, industry-specific economic conditions, historical customer performance and anticipated customer performance. Past due status is determined based upon contractual terms. While management believes the Company's processes effectively address its exposure to doubtful accounts, changes in economic, industry or specific customer conditions may require adjustment to the allowance recorded by the Company. Accounts receivable at May 31, 2010 represents amounts related specifically to the projects described in
Note 3, which were collected subsequent to the balance sheet date. Accordingly, the entire balance is estimated to be collectible at May 31, 2010, and no allowance is considered necessary by management.

Oil and gas properties

The oil and gas properties included in the accompanying financial statements are those described more fully in Note 3. The Company follows the full-cost method of accounting for oil and gas properties. Accordingly, all cost associated with acquisition, exploration, development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized. All costs associated with production and other operating activities and general corporate activities are expensed in the period incurred.


All capitalized cost of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production-method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized cost to be amortized.

In addition, the capitalized costs are subject to a "ceiling test," which basically limits such cost to the aggregate of the "estimated present value," discounted at a 10% interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. The Company determined that impairment was necessary as of May 31, 2009. The net oil and gas properties allocated to the fields and wells acquired by Black Rock Capital, LLC was impaired to $1.734 million as of that date. No impairment was deemed necessary as of May 31, 2010.

Sales of proved and unproved properties are accounted for as adjustments of capitalized cost with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized cost with no loss recognized.

Asset retirement obligations ("ARO")

The financial statements include the ARO specifically related to the four projects described in Note 3. The Company recognizes the fair value of estimated ARO on the balance sheet when a reasonable estimate of fair value can be made. ARO includes those legal obligations where the Company will be required to retire tangible long-lived assets, such as well sites, pipelines and facilities. The asset retirement cost ("ARC"), equal to the initially estimated fair value of the ARO, is capitalized as part of the cost of the related long-lived asset. Changes in the estimated obligation resulting from revisions to estimated timing or amount of the undiscounted cash flows are recognized as a change in the ARO and the related ARC.

Capitalized ARC are amortized using the unit-of-production method and are included in depletion and depreciation in the accompanying statement of income. Increases in ARO resulting from the passage of time are recorded as accretion of ARO in the accompanying statement of income.

Liabilities

The accompanying financial statements include the portion of debtor-in-possession financing used to fund cash calls or leasehold operating expenses for the acquired working interests described in Note 3, an allocation of the post-petition liabilities pertaining to the working interests assumed by Black Rock Capital, LLC, other accounts payable and accrued liabilities, including remediation liabilities and an allocation of other liabilities that were not assumed by Black Rock Capital, LLC.

Provision for income taxes

The Company utilizes the liability method of accounting for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets or

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities are determined based upon the difference between the values of the assets and liabilities as reflected in the financial statements and their related tax bases at enacted tax rates in effect for the year in which the differences are expected to be recovered or settled. The Company's differences for income tax purposes represent primarily depreciation, depletion and amortization timing differences.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. The Company has recorded a 100% valuation allowance for all of the deferred tax assets as of May 31, 2009 and has allocated none of the net operating loss carryforwards and no deferred tax assets or liabilities as of the date of the Bankruptcy (see Note
1). The income tax expense recorded for the period ended May 31, 2010 represents the amount of income taxes due at the approximate tax rate of 15%, the U.S. Federal income tax statutory rate currently in effect for that level of income.

Revenue recognition

The Company recognizes revenues based on its share of actual volumes of oil and gas sold at the then current market prices. The Company recognizes revenue from the sales of crude oil and natural gas when title passes to the customer and collection of payment is reasonably assured. Revenues from the production of properties in which the Company has an interest with other producers are recognized on the basis of the Company's net revenue interest. Revenues owned by working interest partners are recorded as revenues payable to others. Operating expenses and capital expenditures to be borne by the working interest partners are netted against their portion of revenues.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. Federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

General and administrative expenses

The accompanying financial statements include an allocated portion of the actual costs incurred by the Company for general and administrative ("G&A") expenses, including costs of the bankruptcy. These allocated costs are intended to provide the reader with a reasonable approximation of what historical administrative costs would have been for these assets and operations in the event those assets had existed on a stand-alone basis.

Any future G&A expenses may not necessarily correlate to, nor reflect directly or indirectly, the cost relationships presented herein. A wide range of formulas for G&A allocation were considered.

In the view of management of the Properties, the most accurate and transparent method of allocating G&A expenses is based on the ratio of wells sold to Black Rock Capital, LLC to the total number wells MSB Energy, Inc. (Debtor-In-Possession) had an interest in. Using this method, G&A expenses allocated to the Properties for the year ended May 31, 2010 was approximately $291,000.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New accounting principles and recent accounting pronouncements

In January 2010, the FASB issued Accounting Standards Update ("ASU") 2010-06, "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements." ASU 2010-06 includes new disclosure requirements related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales, issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company's financial statements.

The Company adopted new accounting guidance addressing subsequent events effective June 30, 2009. The guidance clarified the accounting for and disclosure of subsequent events that occur after the balance sheet date through the date of issuance of the applicable financial statements. The adoption of this guidance did not have a significant effect on the Company's financial statements.

FASB Accounting Standards Codification(TM) and the Hierarchy of the Generally Accepted Accounting Principles guidance became effective for interim and annual periods ended after September 15, 2009 and it recognized FASB ASC as the single authoritative nongovernmental U.S. GAAP. The codification superseded all existing accounting standards documents issued by the FASB, and established that all other accounting literature not included in the codification is considered nonauthoritative. Although ASC did not change U.S. GAAP, it did reorganize the principles into accounting topics using a consistent structure. The codification also includes relevant U.S. Securities and Exchange Commission ("SEC") guidance following the same topical structure. Accordingly, all references to U.S. GAAP use the new topical guidelines established with the codification.

In December 2008, the SEC adopted revisions to the oil and natural gas reserves reporting requirements which are effective for these financial statements. The primary changes to the reserves reporting included:

     o A revised definition of proved reserves, including the use of unweighted average oil and natural gas prices in effect at the beginning of each month during the year to compute such reserves.
     o Expanding the definition of oil and gas producing activities to include nontraditional and unconventional resources.
     o Allowing companies to voluntarily disclose probable and possible reserves in SEC filings.
     o Amending required proved reserve disclosures to include separate amounts for synthetic oil and gas.
     o Expanded disclosures of proved undeveloped reserves, including discussion of such proved undeveloped reserves five years old or more, and
     o Disclosure of the qualifications of the chief technical person who oversees the Company's overall reserve process.

The Company utilized this guidance at May 31, 2010 to determine its proved resources and to develop associated disclosures. The Company chose not to provide voluntary disclosures of probable and possible reserves. In January 2010, FASB issued guidance that aligned its oil and gas reporting requirements and effective date with the SEC's guidance described above.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting and Reporting Rules

The United States Congress passed the Dodd-Frank Act in 2010. Among other requirements, the law requires companies in the oil and gas industry to disclose payments made to the U.S. Federal and all foreign governments. The SEC was directed to develop the reporting requirements in accordance with the law. The SEC has issued preliminary guidance and is seeking feedback from all interested parties. The preliminary rules indicated that payment disclosures would be required at a project level within the annual Form 10-K beginning with May 31, 2012. The Company cannot predict the final disclosure requirements by the SEC or the impact on its financial statements.

Pro Forma Financial Information

Pursuant to Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), a pro forma income statement has been presented which reflects the impact of the Company's change in capital structure based on the proposed acquisition of Black Rock Capital, LLC by Red Mountain Resources, Inc. in May 2011, a transaction in which Red Mountain Resources, Inc. issued 27,000,000 shares of its common stock and received all of the then issued common stock of Black Rock Capital, LLC. This presentation reports earnings per share and the basic and diluted common shares as if the merger had occurred at the commencement of operations on June 1, 2009.


NOTE 3 - OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of May 31, 2010:

     Proved   properties                                        $  6,734,792
     Unproved properties                                                   -
                                                            -------------------
                                                                $  6,734,792
     Accumulated depreciation, depletion, amortization
        & impairment                                              (4,168,956)
                                                            -------------------

                                                                $  2,565,836
                                                            ===================


In February 2008, MSB Energy, Inc. entered into a purchase and sale agreement with the bankruptcy estate of Reichmann Petroleum Corporation to purchase their working and net revenue interest in approximately 124 wells spread throughout the State of Texas on approximately 20 oil and gas fields, which became effective on May 31, 2008. The total allocated to those oil and gas properties at acquisition was approximately $12.95 million. Effective June 1, 2010 and October 1, 2010, MSB Energy, Inc. (Debtor-In-Possession) disposed of by sale at auction to Black Rock Capital, LLC four separate fields, encompassing 17 wells, in south Texas referred to as the "Properties" throughout these financial statements. Those four properties were the Resendez, LaDuquesa and Villareal fields in Zapata County and the Frost Bank field in Duval County. Those four properties were allocated approximately $5.542 million at the time of acquisition from Reichmann Petroleum Corporation.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 3 - OIL AND GAS PROPERTIES (Continued)

During the twelve months ended May 31, 2010, the Company participated in well development and drilling operations on the Villareal field, in which the Company was a passive working and net revenue interest holder, as ConocoPhillips was the operator. For the twelve months ended May 31, 2010, the Company incurred development costs of approximately $1.063 million, covering the workover of one existing well and drilling of one new well. No other well development and drilling operations were undertaken for the other three fields in the twelve months ended May 31, 2010.

NOTE 4 - ASSET RETIREMENT OBLIGATION

The ARO recognized by the Company at May 31, 2010 represents the ARO specifically associated with the four projects described in Note 3. ARO represents the costs to dismantle and abandon its producing oil and gas properties, and related equipment. These assets are consistently being upgraded and are expected to be operational into the foreseeable future. In these cases, the obligation will be initially recognized in the period in which sufficient information exists to estimate the liability. The significant assumptions used to develop the estimate included using approximately $75,000 as the cost to properly restore and abandon each well, less approximately $15,000 per well in salvage. In addition, the Company estimates that oil field services costs will have an inflation factor of approximately 4.5% and its credit adjusted risk free rate is approximately 7.25%

A reconciliation of the beginning and ending aggregate carrying amount of the ARO for May 31, 2010 is shown as follows:

          Balance - beginning of year                          $  129,111

          Accretion expense                                         9,361
                                                            ----------------

          Balance - end of year                                $  138,472
                                                            ================


The estimation of future ARO is based on a number of assumptions requiring professional judgment. The Company cannot predict the type of revisions to these assumptions that may be required in future periods due to the availability of additional information such as: prices for oil field services, technological changes, governmental requirements and other factors.

NOTE 5 - NOTE PAYABLE

In June 2008, MSB Energy, Inc. entered into a revolving line of credit agreement ("LOC") with the Bank of Oklahoma ("Bank") in order to purchase the oil and gas working and net revenue interest from Reichmann Petroleum Corporation (see Note
3). The LOC was due on demand; however if no demand was made by the Bank, then maturity was May 31, 2010. The LOC bears an interest rate at the Bank's prime rate. In the event of default, the interest rate increases to the Bank's prime plus 4%. The LOC had a maximum advance amount of $14.4 million, less a $750,000 holdback covering certain title issues, at inception that could increase thereafter to $25 million. The actual borrowings under the LOC were limited to the borrowing base as computed under the terms of the LOC. Substantially all of the assets of

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 5 - NOTE PAYABLE (Continued)

MSB Energy, Inc. were pledged as collateral to guarantee payment of the LOC. In addition, one of the principals of MSB Energy, Inc. personally guaranteed repayment of the LOC. In addition, while principal amounts were still outstanding under the LOC, MSB Energy, Inc. was prohibited from entering into certain transactions without the consent of the Bank, including but not limited to asset sales and transfers and incurring additional liabilities other than trade payables in the amount of $750,000.

In January 2009, the Bank entered into a new guarantee agreement with an affiliate of the original guarantor in which the new guarantor pledged certain oil and gas assets as additional collateral.

In June 2009, MSB Energy, Inc. defaulted on the LOC upon filing for protection under the United States Bankruptcy court. For the twelve months ended May 31, 2010, these financial statements include interest accrued at the default rate, which amounted to approximately $446,000.

The amount of the line of credit presented in these financial statements was allocated based off of the ratio of the purchase price of the oil and gas assets (see Note 3) subsequently acquired by Black Rock Capital, LLC to the total of the oil and gas assets acquired from Reichmann Petroleum Corporation by MSB Energy, Inc., multiplied by the line of credit balance owed by the predecessor company as of May 31, 2009, just prior to entry into bankruptcy.


NOTE 6 - FAIR VALUE

The Company has adopted FASB ASC 820-10, "Fair Value Measurement and Disclosures," formerly SFAS No. 157, as amended by FASB Staff Position No. 157-2, now ASC 820-10-15, which provides a framework for measuring fair value under U.S. GAAP. As defined by ASC 820-10, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that the management believes market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique.

This standard is now the single source in U.S. GAAP for the definition of fair value, except for the fair value of leased property as defined in ASC 840-10, "Leases," formerly SFAS No. 13, "Accounting for Leases." ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

     o Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 6 - FAIR VALUE (Continued)

     o Level 2 Inputs - Inputs other than quoted prices included in Level 1 Inputs that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

     o Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

                                              Fair Value            Level 3
                                           ----------------    ----------------

          Asset retirement obligation         $  138,472           $ 138,472
                                           ================    ================


Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, receivables, payables, and a notes payable and line of credit. The carrying amounts of cash and cash equivalents, receivables, payables and short-term debt approximate fair value due to the highly liquid or short-term nature of these instruments. The Company does not have any instruments that are measured at fair value on a recurring basis.

NOTE 7 - CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade receivables. The Company generally does not require collateral from its customers. Such credit risk is considered by management to be limited due to the size and stability of the Company's primary customers and its customers' financial resources.

The Company's sales are to a limited number of customers; therefore, the Company has concentration in its sales and accounts receivable activities.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 8 - COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economies are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

As noted elsewhere, the Company is both a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the Properties, instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company's practice haso been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current drilling operations are conducted on properties acquired from third parties. The Company's existing rights are dependent on those previous third parties having obtained valid title to the Properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements. The Company is currently working with its third party operator for the Frost Bank property to update the division order for between the interest owners.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

Potential Loss of Oil and Gas Interests/Cash Calls

The Company has agreed to be bound by the existing joint operating agreements with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, the Company might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future authorization for expenditures invoices, it may have to forfeit all of its rights in certain of its interests on the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.


NOTE 9 - SUBSEQUENT EVENTS

In May 2010, the Bankruptcy Court approved the order to put up the four properties (see Note 3) for auction. The highest and best bid was received from BRC, in which BRC agreed to pay approximately $3.3 million for the properties, which amount was paid to the Bank of Oklahoma in June 2010, at which time the assignment of the working and net revenue interest in the properties became effective.

In June 2010, the Bank of Oklahoma wired approximately $882,000 to ConocoPhillips. Of that amount approximately $202,000 was the balance owed ConocoPhillips for leasehold operating and well drilling costs for the Villareal field and $680,000 was a capital call prepayment for a new well also on the Villareal property.

The Company evaluated events and transactions subsequent to May 31, 2010 and determined there were no significant further events to report through May 20, 2011, the date the Company issued these financial statements.


NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES

Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible - from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations - prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at May 31, 2010.

Net proved Developed and Undeveloped Reserves - (In millions of cubic feet "MMCF") of natural gas:

                                                                   2011
                                                             ---------------
                                                               (unaudited)

     June 1, 2009                                                     854
     Purchase of properties                                             -
     Revisions of previous estimates                                1,320
     Extension, discoveries, other estimates                        1,339
     Production                                                      (415)
     Disposition of properties                                          -
                                                             ---------------

     May 31, 2010                                                   3,098
                                                             ===============


Net proved oil and gas reserves consisted of the following at May 31, 2010:


                                                  Entitlement
                                                    Volumes
                                                      MMCF
                                               --------------
                                                 (unaudited)

     Proved developed producing                       1,702
     Proved undeveloped                               1,396
                                               --------------

     Total proven                                     3,098
                                               ==============

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements



NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

Results of operations for oil and gas producing activities for May 31, 2010

Nine months ended May 31, 2010
                                                                   (unaudited)

     Revenue                                                     $ 1,472,581
     Operating expenses (lifting costs)                              338,496
     Depletion                                                       232,220
     Impairment of oil and gas properties                                  -
                                                              -----------------

     Operating income                                                901,865

     Income tax provision                                              7,690
                                                              -----------------

     Results of operations for oil and gas properties              $ 894,175
                                                              =================


Cost incurred for oil and gas property acquisition, exploration and development activities

                                                            (unaudited)
     Property acquisition
         Unproved                                               $     -
         Proved                                                       -
     Exploration                                                      -
     Development (1)                                          1,063,644
                                                         -----------------

     Total costs incurred                                   $ 1,063,644
                                                         =================

(1) The Company has excluded the capital call payment made in June 2010 by the Bank of Oklahoma (see Note 9) of approximately $680,000 from development costs incurred.

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements

NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

                                                                 May 31, 2010
                                                              -----------------
                                                                 (unaudited)

     Proved                                                      $ 6,734,792
     Unproved                                                              -
                                                              -----------------

     Total capitalized costs                                     $ 6,734,792

     Accumulated depreciation, depletion, amortization
        & impairment                                               4,168,956
                                                              -----------------

     Net capitalized costs                                       $ 2,565,836
                                                              =================

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company's engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses has been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

                    PROPERTIES ACQUIRED FROM MSB ENERGY, INC.
                       ON JUNE 1, 2010 AND OCTOBER 1, 2010
                          Notes to Financial Statements


NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (UNAUDITED) (Continued)

                                                                 May 31, 2010
                                                              -----------------
                                                                (in thousands)
                                                                  (unaudited)

  Future cash inflows                                              $  12,416
  Less related future:
      Production costs                                                 2,792
      Development costs                                                  457
                                                              -----------------

  Future net cash flows before income taxes                            9,167
  Future income taxes                                                      -

  Future net cash flows                                                9,167
  10% annual discount for estimating timing of cash flows             (3,992)
                                                              -----------------

  Standardized measure of discounted future net cash flows         $   5,175
                                                              =================

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

                                                                 May 31,2010
                                                              -----------------
                                                                (in thousands)
                                                                 (unaudited)

Net changes in sales and transfer prices and in
  production (lifting) costs related to future production     $           44
Changes in estimated future development costs                             --
Sales and transfers of oil and gas produced during the period         (1,029)
Net change due to extensions, discoveries and improved
  recovery                                                             2,168
Net change due to purchases and sales of materials in place               --
Net change due to revisions in quantity estimates                      1,521
Previously estimated development costs incurred during the
  period                                                               1,521
Accretion of discount                                                      9
Other - unspecified                                                     (793)
Net change in income taxes                                                --
                                                              -----------------
Aggregate change in the standardized measure of discounted
  net cash flows for the year                                 $        3,441
                                                              =================

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2011                 RED MOUNTAIN RESOURCES, INC.



                                          By:    /s/ Alan W. Barksdale
                                                 -------------------------------
                                                 Alan W. Barksdale
                                                 Chief Executive Officer